UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 13, 2011

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Department of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 13, 2011, Home Federal Bank (the “Bank”), the wholly owned subsidiary of Home Federal Bancorp, Inc. of Louisiana (the “Company”) entered into Survivor Benefit Plan Participation Agreements with Daniel R. Herndon, President and Chief Executive Officer, Clyde D. Patterson, Executive Vice President and Chief Financial Officer and James R. Barlow, Executive Vice President and Chief Operating Officer (the “Agreements”). The Agreements provide that the officer’s beneficiary will receive three times the officer’s base salary if serving as an officer of the Bank at the date of death. The Agreements may be amended or terminated at any time by the Bank as long as it does not reduce or delay any benefit payable to a participant whose death has already occurred.

For additional information, reference is made to the form of Agreement, dated July 13, 2011, which is included as Exhibit 10.1 hereto and is incorporated herein by reference thereto.

Item 7.01	Regulation FD Disclosure

On July 13, 2011, Home Federal Bancorp, Inc. of Louisiana (the "Company") issued a press release announcing the declaration of a quarterly cash dividend.  The dividend is payable on August 8, 2011 to shareholders of record as of July 25, 2011.

For additional information, reference is made to the Company's press release dated July 13, 2011, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which may be incorporated.

Item 9.01	Finanical Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is included with this Report:

Exhibit No.	Description
10.1	Survivor Benefit Plan and form of Participation Agreement, dated July 13, 2011

99.1	Press Release dated July 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: July 13, 2011	By:	/s/ Clyde D. Patterson
Clyde D. Patterson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Survivor Benefit Plan and form of Participation Agreement, dated July 13, 2011

99.1	Press Release dated July 13, 2011